     As filed with the Securities and Exchange Commission on June 30, 1997

                                        Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------


                         CAPITAL FACTORS HOLDING, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Florida                                                    65-0500757
-------------------------------                          ----------------------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                           Identification Number)


                     120 East Palmetto Park Road, 5th Floor
                           Boca Raton, Florida 33432
              ---------------------------------------------------
                    (Address of Principal Executive Offices)

                Capital Factors Holding, Inc. Stock Option Plan
              ---------------------------------------------------
                            (Full title of the Plan)

                              -------------------


                                 John W. Kiefer
                     President and Chief Executive Officer
                         Capital Factors Holding, Inc.
                     120 East Palmetto Park Road, 5th Floor
                           Boca Raton, Florida 33432
         -------------------------------------------------------------
                    (Name and address of agent for service)

                                 (561) 368-5011
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Timothy E. Kish, Esq.
                                General Counsel
                         Capital Factors Holding, Inc.
                        1221 Brickell Avenue, 6th Floor
                              Miami, Florida 33131
                                 (305) 536-1500

                              -------------------

                        CALCULATION OF REGISTRATION FEE

     Title                                     Proposed maximum      Proposed maximum
 of securities                Amount to be      offering price          aggregate             Amount of
to be registered               registered        per share(1)       offering price(2)     registration fee
----------------              ------------     ----------------     ----------------      ----------------

Common Stock, $.01 par
value.................     1,300,000 shares        $17.16                $16,882,259           $5,116



(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1993.

(2) Computed in accordance with Rule 457(h) on the basis of the (i) actual exercise price of $8.50 for an aggregate of 572,500 options to purchase Common Stock being registered, which have already been granted under the Capital Factors Holding, Inc. Stock Option Plan (the "Plan"), (ii) actual exercise price of $13.50 for an aggregate of 117,850 options to purchase Common Stock being registered, which have already been granted under the Plan, (iii) actual exercise price of $14.875 for an aggregate of 16,000 options to purchase Common Stock being registered, which have already been granted under the Plan, and (iv) the average of the high and low price of a share of Common Stock as reported by the Nasdaq National Market on June 24, 1997 (which was $17.16) with respect to 593,650 shares of Common Stock subject to future grants of options under the Plan.

          PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.            PLAN INFORMATION.*

ITEM 2.            REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

------------------------------

         *The documents(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

          PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.            INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

                   (i) the Registrant's Registration Statement on Form S-1 (Reg. No. 333-3419), as amended, filed with the Commission on May 9, 1996;

                   (ii) the Registrant's Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 10-K for the year ended December 31, 1996, and all other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

                   (iii) Amended and Restated Articles of Incorporation of the Registrant, filed with the Florida Secretary of State on July 2, 1996 (filed as Exhibit 3.1 to the Registrant's Form S-1 Registration Statement); and

                   (iv) The description of the Registrant's shares of Common Stock, $.01 par value, set forth or incorporated by reference into
         Item 1 of the Registrant's Form 8-A Registration Statement (Reg. No. 0-20863) filed with the Commission on June 13, 1996.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.            DESCRIPTION OF SECURITIES.

         The Registrant's Common Stock, $.01 par value (the "Common Stock"), has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.            INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.            INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Registrant has the authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise, against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive relief or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal law, unless the director had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or the state or federal environmental laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought from the Registrant, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification from the Registrant by any officer or director.

ITEM 7.            EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.            EXHIBITS.*

         (3.1)     Registrant's Articles of Incorporation, as amended (Exhibit
3.1 filed with the Registrant's Registration Statement on Form S-1 (Reg. No. 333-3419) , as amended, filed with the Commission on May 9, 1996 (the "Registration Statement").

         (3.2)     Registrant's Amended and Restated Bylaws (Exhibit 3.2 filed with the Registration Statement).

         (5.1) Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.

         (10.1)    Capital Factors Holding, Inc. Stock Option Plan, as amended

         (23.1)    Consent of Deloitte & Touche LLP.

         (23.2) Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (included in the opinion filed as Exhibit 5.1 hereof).

-------------------
         * Exhibits followed by a parenthetical reference are incorporated herein by reference from the document described therein.

ITEM 9.            UNDERTAKINGS.

         (a)       The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on June 27, 1997.

                                   CAPITAL FACTORS HOLDING, INC.

                                   By: /s/ John W. Kiefer
                                     --------------------------
                                      John W. Kiefer
                                      President and Principal Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                         TITLE                            DATE
          ---------                         -----                            ----

    /s/ Javier J. Holtz               Chairman of the Board              June 27, 1997
---------------------------
JAVIER J. HOLTZ


    /s/ Dennis A. McDermott          Treasurer                          June 27, 1997
---------------------------          (principal financial and
DENNIS A. McDERMOTT                  accounting officer)

    /s/Daniel M. Holtz               Director                           June 27, 1997
---------------------------
DANIEL M. HOLTZ


   /s/ Stephen N. Ashman             Director                           June 27, 1997
---------------------------
STEPHEN N. ASHMAN


   /s/ Ronald S. Chase               Director                           June 27, 1997
---------------------------
RONALD S. CHASE


   /s/ Cynthia R. Cohen              Director                           June 27, 1997
---------------------------
CYNTHIA R. COHEN


   /s/ Norman G. Einspruch           Director                           June 27, 1997
---------------------------
NORMAN G. EINSPRUCH




          SIGNATURE                         TITLE                            DATE
          ---------                         -----                            ----

   /s/ Jack D. Listanowsky            Director                          June 27, 1997
---------------------------
JACK D. LISTANOWSKY


---------------------------           Director                          June 27, 1997
HAROLD L. OSHRY


   /s/ Bruce S. Raiffe                Director                          June 27, 1997
---------------------------
BRUCE S. RAIFFE


                                 EXHIBIT INDEX*

EXHIBIT                                                              SEQUENTIAL
NUMBER                       DESCRIPTION                               PAGE NO.
-------                      -----------                             ----------

5.1      Opinion of Greenberg, Traurig, Hoffman, Lipoff,
         Rosen & Quentel, P.A...................................

10.1     Capital Factors Holding, Inc. Stock Option Plan, as
         amended................................................

23.1     Consent of Deloitte & Touche LLP.......................

23.2     Consent of Greenberg, Traurig, Hoffman, Lipoff,
         Rosen & Quentel, P.A. (included in the opinion filed
         as Exhibit 5.1 hereof).................................




* All other exhibits listed under Item 8 of Part II of this Registration Statement are incorporated by reference to documents previously filed, as indicated therein.